EXHIBIT 99.1

NEWS RELEASE

CONTACT:	Investor Relations
Irvine Sensors Corporation
714-444-8718
investorrelations@irvine-sensors.com

FOR IMMEDIATE RELEASE

IRVINE SENSORS RELEASES 1st QUARTER RESULTS

COSTA MESA, CALIFORNIA — February 11, 2004 — Irvine Sensors Corporation (NASDAQ: IRSN, Boston Stock Exchange: ISC) today reported operating results for its first quarter of fiscal 2004, the 13 weeks ended December 28, 2003.

Total revenues were $3,440,300, down from $5,197,000 for the 13 weeks ended December 29, 2002, reflecting a reduction in the Company’s contract research and development revenue over the prior year period, which included revenue from a single large contract that was substantially completed in fiscal 2003. Product sales in the current year period were up from the prior year period. Despite the approximate $1.75 million revenue reduction versus the prior year period, net loss for the 13-week period ended December 28, 2003 was $897,800 as compared to $693,700 for the 13-week period ended December 29, 2002, a disproportionate result that reflected improved margins on contract research and development revenue in the current year period. From a liquidity perspective, cash improved by $460,200 and working capital improved by $1,722,300 during the 13-week period ended December 28, 2003, largely as a result of a financing completed in December 2003.

Irvine Sensors Corporation, headquartered in Costa Mesa, California, is primarily engaged in the sale of stacked chip assemblies and research and development related to high density electronics, miniaturized sensors and cameras, optical interconnection technology, high speed routers, image processing and low-power analog and mixed-signal integrated circuits for diverse systems applications.

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IRVINE SENSORS CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 28, 2003	September 28, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,627,000	$1,166,800
Restricted cash	54,200	54,200
Accounts receivable, net of allowance for doubtful accounts of $10,000 and $57,700, respectively	802,100	443,500
Unbilled revenues on uncompleted contracts	759,100	598,100
Inventory, net	777,900	932,100
Other current assets	72,800	48,500

Total current assets	4,093,100	3,243,200
Equipment, furniture and fixtures, net	4,351,900	4,417,600
Patents and trademarks, net	701,100	707,400
Deposits	86,600	87,400

Total assets	$9,232,700	$8,455,600

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,634,500	$1,620,600
Accrued expenses	883,600	806,100
Accrued loss on contracts	42,300	358,500
Advance billings on uncompleted contracts	20,300	437,000
Deferred revenue	25,000	251,700
Capital lease obligations – current portion	26,500	30,700

Total current liabilities	2,632,200	3,504,600
Capital lease obligations, less current portion	29,500	34,700
Minority interest in consolidated subsidiaries	427,600	431,500

Total liabilities	3,089,300	3,970,800

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.01 par value, 500,000 shares authorized;
Series E convertible preferred stock, 0 and 2,083 shares outstanding	—	—
Common stock, $0.01 par value, 80,000,000 shares authorized; 15,008,400 and 12,947,700 shares issued and outstanding	150,100	129,500
Common stock warrants; 2,075,200 and 2,065,600 warrants outstanding	—	—
Unamortized employee stock bonus plan contribution	(469,100)	—
Common stock held by Rabbi Trust	(250,000)	(250,000)
Deferred compensation liability	250,000	250,000
Paid-in capital	113,320,400	110,315,500
Accumulated deficit	(106,858,000)	(105,960,200)

Total stockholders’ equity	6,143,400	4,484,800

	$9,232,700	$8,455,600

IRVINE SENSORS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended
	December 28, 2003	December 29, 2002
Revenues:
Contract research and development revenue	$2,474,100	$4,580,600
Product sales	939,700	599,300
Other revenue	26,500	17,100

Total revenues	3,440,300	5,197,000

Cost and expenses:
Cost of contract research and development revenue	1,393,600	3,621,300
Cost of product sales	1,066,200	606,600
General and administrative expense	1,293,400	1,511,400
Research and development expense	549,800	95,100

Total cost and expenses	4,303,000	5,834,400

Loss from operations	(862,700)	(637,400)
Interest expense	(33,100)	(51,500)
Other expense	—	(5,800)
Interest and other income	—	4,700

Loss before minority interest and provision for income taxes	(895,800)	(690,000)
Minority interest in loss of subsidiaries	4,000	6,200
Provision for income taxes	(6,000)	(9,900)

Net loss	(897,800)	(693,700)

Imputed dividend on Series E stock issued	—	(842,900)
Net loss applicable to common stockholders	$(897,800)	$(1,536,600)

Basic and diluted net loss per common share	$(0.07)	$(0.22)

Weighted average number of shares outstanding	13,592,700	7,144,940